EX-99.28(h)(2)(f)

AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 29th day of January, 2010, to the Transfer Agent Servicing Agreement, dated August 27, 1999, as amended January 1, 2002, April 12, 2002, July 24, 2002, October 1, 2003 and August 28, 2006 (the “Agreement”), is entered into by and between JACOB FUNDS INC. f/k/a JACOB INTERNET FUND INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

NOW THEREFORE, the Company and USBFS agree as follows:

Effective December 22, 2009, the name Jacob Internet Fund Inc. was changed to Jacob Funds Inc.  Accordingly, all references to Jacob Internet Fund Inc. in the Agreement should be replaced with Jacob Funds Inc.

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.                                                                                          U.S. BANCORP FUND SERVICES, LLC

By:           /s/ Ryan Jacob                                                      By:           /s/ Michael R. McVoy

Name:           Ryan Jacob                                                     Name:  Michael R. McVoy
Title:           Chairman                                                           Title:  Executive Vice President

Exhibit A to the Transfer Agent Servicing Agreement – Jacob Funds Inc.

Fund Names

Name of Series                                                                                                                                                                                                                 Date Added
Jacob Internet Fund                                                                                                                                                                                                       August 27, 1999
Jacob Small Cap Growth Fund                                                                                                                                                                                      January 29, 2010
Jacob Wisdom Fund                                                                                                                                                                                                      January 29, 2010